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                                                                      Exhibit 99

                            FOR FURTHER INFORMATION:

                                 Michael W. McCarthy            Jane Ryan
                                 VP-Corporate Communications    Account Director
                                 Photronics, Inc.               MCA
                                 (203) 775-9000                 (650)968-8900
                                 mmccarthy@brk.photronics.com   jryan@mcapr.com

   FOR IMMEDIATE RELEASE
   May 13, 2002


                      PHOTRONICS EXPANDS BOARD OF DIRECTORS

     BROOKFIELD, Connecticut May 13, 2002 -- Photronics, Inc. (Nasdaq:PLAB), the world's largest and fastest growing sub-wavelength reticle solutions supplier, announced today that its Board of Directors has been expanded to seven members with the election of Daniel Del Rosario, Chief Executive Officer of Photronics and George Macricostas, Chief Executive Officer of RagingWire Telecommunications, Inc.

     Constantine "Deno" Macricostas, Photronics' Chairman and Founder stated, "Photronics is a dynamic company that has continued to grow and evolve as a technology and service leader. Both Dan and George are proven leaders in the business community that bring unique business experiences and perspectives vital to an organization seeking to prosper in a global economy driven by exciting advancements in semiconductor design and fabrication technology. We welcome their contribution, which I and my fellow Board members are certain will assist Photronics in achieving its near and long-term goals."

     Messrs. Del Rosario and Macricostas will serve on Photronics' Board of Directors until either their successors are named, or they are re-elected to their positions at the Company's next annual shareholder meeting.

                                      # # #

Note to Editors: Biographies and pictures of Messrs. Del Rosario and Macricostas are available on Photronics' web site at www.photronics.com and www.ragingwire.com.

Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors, photomasks are used to transfer circuit patterns onto semiconductor wafers during the fabrication of integrated circuits. They are produced in accordance with circuit designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

RagingWire Telecommunications, Inc. offers premium managed service solutions and IT infrastructure specifically engineered to accommodate the business needs of large, data-intensive enterprise companies' mission-critical systems. By leveraging RagingWire's customized IT solutions, its clients are able to reduce operating costs, speed time to market, focus on their core competencies, and ultimately add value to their customers. RagingWire operates a highly reliable, Class "A+" Enterprise Data CenterSM facility designed with "five nines" (99.999%) availability and highly scalable power and cooling to deliver state-of-the-art solutions that enable its FORTUNE 1000 clients to maintain and protect their mission-critical enterprise systems in a secure environment. For more information on RagingWire, access www.ragingwire.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, the matters discussed in this news release that may be considered forward-looking statements may be subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected, including, but not limited to, uncertainties in the market, pricing competition, procurement and manufacturing efficiencies, described in the Company's Annual Report on Form 10-K for the year ended October 31, 2001 under the caption "Forward Looking Information" and other risks detailed from time to time in the Company's other SEC reports. The Company assumes no obligation to update the information in this release.